Exhibit 99.1

FOR IMMEDIATE RELEASE

SIMONE NARDI APPOINTED CHIEF FINANCIAL OFFICER

OF FUBOTV

NEW YORK – JUNE 4, 2020 – FaceBank Group, Inc. (d/b/a fuboTV) (OTCQB: FUBO) announced today it has named Simone Nardi as chief financial officer. Nardi is based in New York City and reports directly to CEO David Gandler.

As CFO, Nardi leads all financial operations and strategy for fuboTV. He joins the live TV streaming platform as it prepares to uplist to a major stock exchange following its merger in April with FaceBank Group, Inc.

“Simone has already been instrumental in guiding fuboTV through our recent merger,” said Gandler. “With his deep experience managing finance and strategy for companies undergoing transformations in their business, Simone is an integral new member of fuboTV’s executive team.”

“I’m extremely honored to join the outstanding team at fuboTV,” said Nardi. “It’s an exciting time to be joining a proven leader in the media industry at the forefront of the streaming revolution. I look forward to playing a key role as the company continues to expand, drive cost efficiencies and growth and focus on delivering shareholder value.”

Prior to fuboTV, Nardi served as SVP and CFO, international for Scripps Networks Interactive, the number one producer of lifestyle content around the world. In this role, Nardi was responsible for all finance and strategic planning for the company’s international business across Canada, Europe, the Middle East, Africa, Asia Pacific and Latin America. He played a key role in the transformational $2 billion acquisition and integration of TVN S.A., the leading media company in Poland, including its delisting from the Warsaw Stock Exchange and the refinancing of its $1 billion debt. In this role, Nardi was also responsible for leading the Company’s international program licensing business and coordinating branding, marketing, technical operations and digital outside of the U.S. He was also a member of the board of directors of Scripps’ joint ventures with the BBC in the UK and with Corus Entertainment in Canada.

Previously, Nardi served as SVP and CFO for NBC Universal’s international channels and television production businesses where he helped build and grow the international TV production operation for NBC Universal, green-lighting and monetizing key franchises like Downton Abbey. Previously, he served as CFO of NBC Universal’s business development division in New York, where he assumed a lead role in launching Hulu.

Nardi began his career with General Electric in Italy and the United States.

About fuboTV

fuboTV (OTCQB: FUBO) merged with FaceBank Group in April 2020 to create a leading digital entertainment company, combining fuboTV’s direct-to-consumer live TV streaming platform for cord-cutters with FaceBank’s technology-driven IP in sports, movies and live performances.

Named to Forbes’ Next Billion Dollar Startup list in 2019, fuboTV is the live TV streaming platform with more top Nielsen-ranked sports, news and entertainment channels for cord-cutters than any other live platform.

Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and is the only virtual MVPD to stream in 4K. Other industry “firsts” for the company include entering Europe with the launch of fuboTV España in 2018. fubo Sports Network, the live, free-to-consumer TV network featuring sports stories on and off the field, launched in 2019.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the current beliefs, expectations and assumptions of fuboTV and on information currently available to fuboTV. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. These statements may include, but are not limited to, statements regarding future events or future financial and operating performance and fuboTV’s plans for, and the anticipated benefits of, new strategic partnerships and fuboTV’s plans and timing regarding uplisting to a national stock exchange. Although fuboTV believes the expectations reflected in such forward-looking statements are reasonable, fuboTV can give no assurance that such expectations will prove to be correct. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause fuboTV’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, fuboTV does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause fuboTV’s actual results to differ materially are detailed from time to time in the reports fuboTV files with the Securities and Exchange Commission, copies of which are available on the Securities and Exchange Commission’s website at www.sec.gov and are available from fuboTV without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

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fuboTV Investor and Media Contacts

Media Contacts:
Jennifer L. Press	Katie Minogue
jpress@fubo.tv	kminogue@fubo.tv

Investor Contact:
The Blueshirt Group for fuboTV
ir@fubo.tv